UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2006

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	000-12154	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 21, 2006, the Board of Directors of Renasant Corporation (the “Company”) adopted an amendment to the Company’s Bylaws. The amendment establishes advance notice procedures for shareholders who wish to bring business before an annual meeting of shareholders of the Company or to nominate persons for election to the Company’s Board of Directors. A copy of the amendment to the Bylaws of the Company adopted by the Board of Directors is attached hereto as Exhibit 3.1 and is filed with this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On February 22, 2006, the Company issued a press release announcing the declaration of a quarterly cash dividend on its common stock of $0.23 per share payable April 3, 2006, to its shareholders of record on March 17, 2006. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

3.1	Articles of Amendment to the Bylaws of Renasant Corporation.

99.1	Press Release, dated February 22, 2006, issued by Renasant Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Registrant

DATE: February 22, 2006	/s/ E. Robinson McGraw
E. Robinson McGraw
President & Chief Executive Officer

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Amendment to the Bylaws of Renasant Corporation.

99.1	Press Release, dated February 22, 2006, issued by Renasant Corporation.